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                                                                     EXHIBIT 5.1

(KAYE SCHOLER LLP)                              425 Park Avenue
                                                New York, New York 10022-3598
                                                212 836-8000
                                                Fax 212 836-8689
                                                www.kayescholer.com




                               September 14, 2004


MAAX Corporation
1010 Sherbrooke Street West
Suite 1610
Montreal, Quebec, Canada
H3A 2R7

The Parties Identified on
Schedule A hereto

Ladies and Gentlemen:

            We are acting as special United States counsel to MAAX Corporation, a Nova Scotia unlimited company (the "Company") and the parties identified on Schedule A hereto (the "Guarantors") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $150 million of the Company's 9.75% Senior Subordinated Notes due 2012 (the "Exchange Notes") to be offered in exchange for its outstanding 9.75% Senior Subordinated Notes due 2012 (the "Original Notes") that were issued pursuant to the Indenture, dated as of June 4, 2004 (the "Indenture"), among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee"). This opinion is being delivered to you for filing as an exhibit to the Registration Statement on Form F-4 (the "Registration Statement") being filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") on the date hereof.

            In connection herewith, we have examined the (i) Registration Statement, (ii) Indenture, (iii) Original Notes, (iv) Exchange Notes (and the related Guarantee of the Guarantors (the "Guarantee")) (the Indenture, the Exchange Notes and the Guarantee are collectively referred to herein as the "Documents") and (v) such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

            On the basis of the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

            1. When (A) the Registration Statement has been declared effective,
(B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"),


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(KAYE SCHOLER LLP)

MAAX Corporation and the
Parties Identified on Schedule A hereto         2             September 14, 2004



and (C) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Original Notes as described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

            2. When (A) the Registration Statement has been declared effective,
(B) the Indenture has been duly qualified under the TIA, and (C) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Original Notes as described in the Registration Statement, the Guarantee of the Exchange Notes by the Guarantors will constitute a valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

            3. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

            The foregoing opinions are limited to the laws of the State of New York and we do not express any opinion on the law of any other jurisdiction other than the laws of the State of New York and the federal law of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of any other jurisdiction in the United States (including, without limitation, the states of California, Minnesota, Pennsylvania, Indiana or Washington) or the laws of Canada (including, without limitation, the provinces of Quebec, Ontario, Alberta, British Columbia and Nova Scotia). To the extent that any opinions stated herein are affected by the laws of any such jurisdiction, we have, with your approval, relied upon (i) the opinion, dated on or about the date hereof, of Fasken Martineau DuMoulin LLP, (ii) the opinion, dated on or about the date hereof, of McInnes Cooper, (iii) the opinion, dated on or about the date hereof, of Dorsey & Whitney LLP, (iv) the opinion, dated on or about the date hereof, of Saul Ewing LLP, (v) the opinion, dated on or about the date hereof, of Beers Mallers Backs & Salin, LLP and (vi) the opinion, dated on or about the date hereof, of Foster Pepper & Shefelman PLLC, and such opinions stated herein, insofar as they may be affected by the laws of any such jurisdiction, are subject to the same assumptions, qualifications and limitations as are contained in such opinions.


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                         HONG KONG  LONDON  SHANGHAI
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(KAYE SCHOLER LLP)
MAAX Corporation and the
Parties Identified on Schedule A hereto         3             September 14, 2004



            We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein. Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person or for any other purpose without our prior written consent. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the Commission.



                                          Very truly yours,


                                          /s/ KAYE SCHOLER LLP


  NEW YORK  CHICAGO  LOS ANGELES  WASHINGTON, D.C.  WEST PALM BEACH  FRANKFURT
                         HONG KONG  LONDON  SHANGHAI
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(KAYE SCHOLER LLP)
MAAX Corporation and the
Parties Identified on Schedule A hereto         4             September 14, 2004


                                                                      SCHEDULE A

4200217 Canada Inc.
9022-3751 Quebec Inc.
Aker Plastics Company, Inc.
Beauceland Corporation
Cuisine Expert - C.E. Cabinets Inc.
MAAX Canada Inc.
MAAX Holding Co.
MAAX-Hydro Swirl Manufacturing Corp.
MAAX-KSD Corporation
MAAX LLC
MAAX Midwest, Inc.
MAAX Spas (Arizona), Inc.
MAAX Spas (B.C.) Inc.
MAAX Spas (Ontario) Inc.
Pearl Baths, Inc.


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                         HONG KONG  LONDON  SHANGHAI